      As filed with the Securities and Exchange Commission on June 13, 2002


                                                       Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                  THE GAP, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                 94-1697231
           (State or jurisdiction of                     (I.R.S. Employer
        incorporation or organization)                 Identification No.)

                   Two Folsom Street, San Francisco, CA 94105
               (Address of Principal Executive Offices) (Zip Code)

               The Gap, Inc. Executive Deferred Compensation Plan
                            (Full Title of the Plan)

                              Lauri Shanahan, Esq.
                                  The Gap, Inc.
                                Two Folsom Street
                             San Francisco, CA 94105
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (650) 952-4400


                                   Copies to:
                              John E. Aguirre, Esq.
                        Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                               Palo Alto, CA 94304

                         Calculation of Registration Fee

                                                    Proposed              Proposed
                                                    maximum               maximum
   Title of                                         offering              aggregate
securities to                   Amount to           price per             offering              Amount of
be registered                 be registered         share*                price                 registration fee*
Deferred Compensation         $51,000,000           100%                  $51,000,000           $4,692
Obligations**

*    Estimated solely for the purpose of calculating the registration fee.

** The Obligations are unsecured obligations of The Gap, Inc. to pay deferred compensation in the future in accordance with the terms of The Gap, Inc. Executive Deferred Compensation Plan, as amended.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of The Gap, Inc. (the "Company" or the "Registrant") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form 8-B relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

The securities being registered represent obligations (the "Obligations") of the Company to pay deferred compensation in the future in accordance with the terms of the Gap Inc. Executive Deferred Compensation Plan, as amended (the "Plan").

The Obligations are general unsecured obligations of the Company to pay deferred compensation in the future according to the terms of the Plan from the general assets of the Company, and rank equally with other unsecured and unsubordinated indebtedness of the Company.

The amount of eligible compensation to be deferred by each participant is determined in accordance with the terms of the Plan based on elections by the participant. Amounts credited to a participant's Plan account are credited with deemed investment returns equal to the experience of selected investment funds offered under the Plan and elected by the participant. The Obligations are payable upon a participant's termination of employment or on a date or dates selected by the participant in accordance with the terms of the Plan, subject to exceptions for in-service withdrawals, death or termination of employment prior to age 50. The Obligations generally are payable in the form of a lump-sum distribution or in installments, at the election of the participant made in accordance with the terms of the Plan.

Participants or beneficiaries may not sell, transfer, anticipate, assign, hypothecate or otherwise dispose of any right or interest in the Plan. A participant may designate one or more beneficiaries to receive any portion of Obligations payable in the event of the participant's death.

The Company may pay all or a part of a participant's vested Obligations as an in-service withdrawal. If an in-service withdrawal is paid, the Company will suspend a participant's deferral election prospectively for a period of 12 months and withhold 10% of the amount of the in-service withdrawal. The Company also reserves the right to amend or terminate the Plan at any time and for any reason including an amendment that would accelerate the payment of Obligations.

The Obligations are not convertible into any other security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. No trustee has been appointed to take action with respect to the Obligations and each participant in the Plan will be responsible for enforcing his or her own rights with respect to the Obligations.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation of the Company, as permitted in Section 102 of the General Corporation Law of the State of Delaware (the "GCL"), eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) paying a dividend or approving a stock repurchase in violation of Delaware law, or (iv) any transaction from which the director derived any improper personal benefit.

Under the Bylaws of the Company, each director and officer of the Company is entitled to indemnification, as a matter of contractual right, to the fullest extent permitted by the GCL as the same exists or may hereafter be amended, against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which he or she may be involved by reason of the fact that he or she is or was a director or officer of the Company. Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than a derivative action) by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as an agent of another entity, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. In regard to a derivative action, indemnification may not be made in respect of any matter as to which an officer or director is adjudged to be liable unless the Delaware Court of Chancery, or the court in which such action was brought, shall determine such person is fairly and reasonably entitled to indemnity.

The Company carries insurance policies in standard form indemnifying its directors and officers against liabilities arising from certain acts performed by them in their respective capacities as such. The policies also provide for reimbursement of the Company for any sums it may be required or permitted to pay pursuant to applicable law to its directors and officers by way of indemnification against liabilities incurred by them in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.  EXHIBITS

4.1 The Gap, Inc. Executive Deferred Compensation Plan, as amended (incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-Q for the quarter ended October 31, 1998, Commission File No. 1-7562).

4.2 Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended January 30, 1993, Commission File No. 1-7562).

4.3 Certificate of Amendment of Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended January 29, 2000, Commission File No. 1-7562).

4.4 By-Laws of The Gap, Inc. (incorporated by reference to Exhibit C to the Registrant's Proxy Statement for its May 24, 1988 Annual Meeting of Stockholders, Commission File No. 1-7562).

4.5 Amended Article IV of the By-Laws of The Gap, Inc. (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8, Commission File No. 333-00417).

5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

15.1 Letter re unaudited financial information.

23.1 Consent of Deloitte & Touche LLP.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is contained in Exhibit 5.1 to this Registration Statement.

24.1 Power of Attorney of Directors.

ITEM 9.  UNDERTAKINGS

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 13th day of June, 2002.

THE GAP, INC.
(Registrant)


By /s/ MILLARD S. DREXLER
   ----------------------
Millard S. Drexler
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature                                 Title                                         Date

Principal Executive Officer:


/s/ MILLARD S. DREXLER                    President and Chief Executive Officer         June 13, 2002
----------------------------------
Millard S. Drexler

Principal Financial and Principal
Accounting Officer:

/s/ HEIDI KUNZ                            Executive Vice President and Chief            June 13, 2002
----------------------------------        Financial Officer
Heidi Kunz


Directors:

            *                                                 Director                    June 13, 2002
----------------------------------
    Adrian D. P. Bellamy


 /s/ MILLARD S. DREXLER                                       Director                    June 13, 2002
-----------------------------------
    Millard S. Drexler


            *                                                 Director                    June 13, 2002
-----------------------------------
    Donald G. Fisher


            *                                                 Director                    June 13, 2002
-----------------------------------
    Doris F. Fisher


            *                                                 Director                    June 13, 2002
-----------------------------------
    Robert J. Fisher


            *                                                 Director                    June 13, 2002
-----------------------------------
    Glenda A. Hatchett


            *                                                 Director                    June 13, 2002
-----------------------------------
    Steven P. Jobs


            *                                                 Director                    June 13, 2002
-----------------------------------
    John M. Lillie


            *                                                 Director                    June 13, 2002
-----------------------------------
    Arun Sarin


            *                                                 Director                    June 13, 2002
-----------------------------------
    Charles R. Schwab



*By:   /s/ ANNE B. GUST
     -----------------------
          Anne B. Gust
        Attorney-in-Fact

A majority of the members of the Board of Directors.

                                  EXHIBIT INDEX

4.1 The Gap, Inc. Executive Deferred Compensation Plan, as amended (incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-Q for the quarter ended October 31, 1998, Commission File No. 1-7562).

4.2 Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended January 30, 1993, Commission File No. 1-7562).

4.3 Certificate of Amendment of Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended January 29, 2000, Commission File No. 1-7562).

4.4 By-Laws of The Gap, Inc. (incorporated by reference to Exhibit C to the Registrant's Proxy Statement for its May 24, 1988 Annual Meeting of Stockholders, Commission File No. 1-7562).

4.5 Amended Article IV of the By-Laws of The Gap, Inc. (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8, Commission File No. 333-00417).

5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

15.1 Letter re unaudited financial information.

23.1 Consent of Deloitte & Touche LLP.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is contained in Exhibit 5.1 to this Registration Statement.

24.1 Power of Attorney of Directors.